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                                                                    Exhibit 23.1








CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


We consent to the use in this Amendment No. 3 to Registration Statement
No. 333-120787 of The Jean Coutu Group (PJC) Inc. (the "Company") on Form F-10, Form S-4 and Form F-4 of our report dated August 13, 2004 (except for notes 1b), 2a) and 2i) which are dated November 22, 2004), on the Company's consolidated balance sheets as at May 31, 2004 and 2003 and the consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended May 31, 2004, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the use in the above-mentioned Prospectus of our Comments by Auditor on Canada-United States of America Reporting Difference dated August 13 2004 (except for notes
1b), 2a) and 2i) which are dated November 22, 2004).

We also consent to the reference to us under the heading "Experts" in such Prospectus.


(signed) SAMSON BELAIR/DELOITTE & TOUCHE s.e.n.c.r.l.
Registered Chartered Accountants

January 6, 2005
Montreal, Canada